EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of July 24, 2007, is by and among, Power Play Development Corporation, a corporation duly organized under the laws of the State of Nevada and having its principal offices at 2 Watson Place, Building 3, Framingham, Massachusetts 01701 (“Power Play” or the “Terminating Corporation”), Strategic Gaming Investments, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal offices at 2580 Anthem Village Drive, Henderson, Nevada 89052 (“SGI” or the “Surviving Corporation”) and the stockholders of Power Play and SGI identified herein (the “Principal Stockholders”).

Whereas, the respective boards of directors of Power Play and SGI have approved and declared advisable this Agreement and the merger of Power Play with and into SGI (the “Merger”), upon the terms and conditions in this Agreement.

Whereas, it is intended by the parties that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder and that the Agreement constitute a plan of reorganization.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

The capitalized terms used in this Agreement have the meanings as indicated below in this Section 1.

(a)	“Agreement” means this Agreement and Plan of Merger.

(b)	“Closing” has the meaning ascribed to it by Section 2(c).

(c)	“Effective Date” has the meaning ascribed to it by Section 2(c).

(d)	“Effective Time” has the meaning ascribed to it by Section 2(c).

(e)	“Merger Consideration” has the meaning ascribed to it by Section 2(g).

(f)
“Power Play” means Power Play Development Corporation, a corporation duly organized under the laws of the State of Nevada and having its principal offices at 2 Watson Place, Building 3, Framingham, Massachusetts 01701.

(g)	“Preferred Stock” means 25,000,000 shares of preferred stock of Strategic Gaming Investments, Inc.

(h)
“SGI” means Strategic Gaming Investments, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal offices at 2580 Anthem Village Drive, Henderson, Nevada 89052.

(i)	“Surviving Corporation” means Strategic Gaming Investments, Inc.

(j)	“Terminating Corporation” means Power Play Development Corporation.

Section 2. The Merger.

(a) Merger. Upon the terms and conditions set forth herein and in accordance with applicable Delaware and Nevada law, at the Effective Time (as defined herein), Power Play shall be merged with and into SGI. As a result of the Merger, the separate corporate existence of Power Play shall cease and SGI shall continue as the surviving corporation of the Merger. SGI, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

(b) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware and Nevada law. Without limiting the generality of the foregoing, at the Effective Time, and except as otherwise provided herein, all the property, rights and privileges, powers, immunities and franchises of Power Play and SGI shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of Power Play and SGI shall become the debts, liabilities and duties of the Surviving Corporation.

(c) Closing of Merger. The closing of the Merger (the “Closing”) shall take place on the first business day after the satisfaction or waiver (subject to applicable laws) of all of the conditions in this Agreement, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to this Agreement, (the actual date of Closing being referred to herein as the “Closing Date”). The Closing shall be held in the offices of Power Play or such other place and in such other manner as the parties agree or may take place remotely by the exchange of executed documents. As soon as practicable on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the necessary documentation in the States of Nevada and Delaware in the form of those certificates attached hereto as Exhibits A and B (the date and time all such filings are accepted, or if another date and time is specified in such filings, such specified date and time, being respectively the “Effective Date” and the “Effective Time). In addition, as soon as practicable following the Closing Date, a certificate of dissolution shall be filed with the Secretary of State of Nevada to dissolve Power Play.

(d) Certificate of Incorporation. At the Effective Time and without further action on the part of SGI and Power Play, the Certificate of Incorporation of SGI, as may be amended or restated, as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under applicable Delaware law.

(e) Bylaws. At the Effective Time and without further action on the part of SGI and Power Play, the Bylaws of SGI, as may be amended or restated, as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter and further amended or repealed in accordance with their terms or the Certificate of Incorporation and Bylaws of the Surviving Corporation and under applicable Delaware law.

(f) Directors and Officers of the Surviving Corporation. The initial directors of the Surviving Corporation shall be Michael Clebnik, Alan Miller, Roy Evans, Kevin Vonasek, Lawrence S. Schroeder and Anthony Marsiglia (the “Surviving Corporation Initial Directors”), each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Lawrence S. Schroeder shall serve as Chairman of the Board. The officers of the Surviving Corporation shall be as follows: President, Lawrence S. Schroeder; Chief Executive Officer, Michael Clebnik; Treasurer, Roy Evans; Executive Vice President, Alan Miller and Secretary, Peter B. Finn, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The parties acknowledge and agree that the Surviving Corporation shall have a Board of Directors consisting of seven (7) members, and that the remaining vacancy on the Board of Directors shall be appointed by the unanimous agreement of the Surviving Corporation Initial Directors. At or prior to the Effective Time, SGI shall take all action necessary so that, all current directors and officers not named in this Section 2(f) shall concurrently therewith resign.

(g) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Power Play, SGI or the holders of any of the following securities, every one (1) share of Power Play common stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of SGI common stock (“Merger Consideration”) as determined by the following formula:

[ (B / 0.3 ) - B] / A

A = # of outstanding shares of Power Play common stock, as well as shares of common stock underlying all outstanding options, warrants and other convertible securities, and

B = # of outstanding shares of SGI common stock, as well as shares of common stock underlying all outstanding options, warrants and other convertible securities.

All such shares of Power Play common stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and any right to receive a certificate representing such shares shall thereafter represent the right to receive the Merger Consideration payable in respect of such shares of Power Play common stock. All of the SGI common stock issued and outstanding as of the Closing Date shall remain unchanged.

(h) Power Play Stock Options and Warrants. At the closing, SGI shall automatically and without further action assume all options and warrants to acquire shares of Power Play stock that are outstanding immediately prior to the Effective Time (the “Power Play Stock Options”). With respect to each share of Power Play common stock for which each Power Play Stock Option was exercisable immediately prior to the Effective Time, each Power Play Stock Option shall, immediately following the Effective Time, be deemed to be exercisable for that number of shares of SGI common stock as determined by the following formula:

[ (B / 0.3 ) - B] / A

A = # of outstanding shares of Power Play common stock, as well as shares of common stock underlying all outstanding options, warrants and other convertible securities, and

B = # of outstanding shares of SGI common stock, as well as shares of common stock underlying all outstanding options, warrants and other convertible securities.

The exercise price per share for each SGI Stock Option shall be established in accordance with the formula set forth immediately above so that the aggregate exercise price of all SGI Stock Options issued to holders of Power Play Stock Option shall remain unchanged. No fractional shares shall be issued upon the exercise of any Power Play Stock Option. In the event any Power Play Stock Option is, as a result of the Merger, exercisable for any fractional share, the number of shares for which the Power Play Stock Option is exercisable shall be rounded down to the nearest whole number.

(i) Exchange of Certificates. Promptly after the Effective Time, SGI shall instruct its transfer agent to mail to each Power Play stockholder a certificate or certificates representing shares of SGI common stock in satisfaction of the Merger Consideration. On or following the Effective Time, any right of a Power Play stockholder to receive a certificate representing the shares of Power Play common stock shall be deemed at any time after the Effective Time to represent only the right to receive the shares of SGI common stock that would otherwise be represented by such certificate. The shares of SGI common stock issued upon conversion of the shares of Power Play common stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Power Play common stock. No stock certificates representing the Merger Consideration and containing fractional shares shall be issued to Power Play stockholders. In lieu of any fractional shares that otherwise would have been issued, the shares of SGI common stock representing the Merger Consideration shall be rounded down to the nearest whole number.

(j) Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SGI and Power Play, the officers and directors of SGI are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(k) Dissenting Shares. Any shares of common stock of Power Play with respect to which a proper written demand for appraisal has been made in accordance with the Nevada Revised Statutes and which demand for appraisal has not been withdrawn prior to the Closing (each such share being referred to herein as a “Dissenting Share”) shall not be converted into the right to receive a portion of the Merger Consideration as provided above, but rather each holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares from the Surviving Corporation in accordance with the Nevada Revised Statutes. If any holder of Dissenting Shares shall thereafter withdraw such demand for appraisal or lose the right to such payment as provided by the Nevada Revised Statutes, each such Dissenting Share shall be deemed converted into the right to receive a portion of the Merger Consideration in the manner provided for in this Article 2.

(l) Notice of Dissenting Shares. Power Play will provide SGI with written notice promptly upon receipt of any written demand made by any shareholder for appraisal with respect to the Merger, any withdrawal of such demand, and any other instruments served upon SGI.

(m) Other. Simultaneous with the closing of the Merger, the Surviving Corporation shall use its best commercially reasonable efforts to enter into consulting agreements with Anthony Marsiglia (or Responsive Marketing Communications, Inc.), Ben Magee and Anthony Humphries on mutually acceptable terms and conditions.

Section 3. Representations and Warranties of SGI.

SGI hereby represents warrants and covenants as follows:

(a) Organization and Good Standing and Subsidiaries. SGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SGI has the power and authority to carry on its business as presently conducted and presently proposed to be conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business. Except as noted on Schedule 3(a): (i) SGI does not have any subsidiaries or own any direct or indirect interest in any capital stock, membership interest, joint venture interest or other equity interest in any other person and (ii) SGI does not have any investment in, loan to or material advance of cash or other extension of cash to any entity or individual, other than receivables of customers generated in the ordinary course of business.

(b) Authority; Conflicts. Other than approval of the Merger by SGI’s stockholders, SGI has the necessary power and authority to execute, deliver and perform this Agreement and any related agreements to which it will become a party. Other than approval of the Merger by SGI’s stockholders, the execution, delivery and performance of this Agreement by SGI and any related agreement to which SGI will become a party have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by SGI and constitutes the valid and binding obligation of SGI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by equitable principles. The execution and delivery of this Agreement by SGI, and the consummation of the transaction contemplated hereby, do not violate any State, governmental or corporate restrictions governing these transactions. The execution and performance of this Agreement, ultimately effecting a change in control of SGI, will not constitute a breach of or a default under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a consent of another party under any agreement, indenture, mortgage, license or other instrument or document to which SGI is known by SGI to be a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to SGI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of Nevada, the laws of the State of Delaware, laws of the United States of America or the organizational documents of SGI that would have a material adverse effect on SGI or its properties.

(c) Approval of Merger; Meeting of Stockholders. SGI hereby represents and warrants that its board of directors has, by resolutions duly adopted, unanimously approved this Agreement and the transactions contemplated hereby, and resolved to recommend approval of the Merger by the SGI stockholders. None of the resolutions described in this Section 3(c) has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

(d) Capitalization. The authorized capital stock of the SGI consists of 100,000,000 shares of common stock, of which 9,572,137 shares are issued and outstanding as of June 27, 2007, and 25,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. Schedule 3(d) lists the names and addresses of each record holder of the issued and outstanding common stock of SGI, the number of shares held by each such holder. All issued and outstanding shares of SGI’s common stock are duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights or any other third-party rights and in certificated form, and have been offered, sold and issued by SGI in compliance with applicable securities and corporate laws, contracts applicable to SGI and SGI’s organizational documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The SGI Stock Option Plan (“SGI Option Plan”) pursuant to which 7,000,000 shares of SGI common stock may be issued pursuant to the exercise of options granted thereunder is in full force and effect (subject only to approval of a majority of the stockholders of SGI at the upcoming special meeting of stockholders to be held in conjunction with the transaction with Power Play) and is the only stock option plan approved for the issuance of SGI stock. A copy of the SGI Option Plan is attached hereto as Exhibit “C.” Except as noted on Schedule 3(d), there is no option plan, option, warrant, call, subscription, convertible security, right (including preemptive right) or contract of any character to which SGI is a party or by which SGI is bound obligating SGI to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock of SGI or obligating SGI to grant or enter into any option, warrant, call, subscription, convertible security, right or contract. Except as set forth on Schedule 3(d), there are no registration rights, no voting trust, proxy or other contract and no restrictions on transfer with respect to any capital stock of SGI.

(e) Financial Statements; Books and Records. SGI will provide audited financial statements as of December 31, 2006 and reviewed financial statements as of June 30, 2007, (collectively, the “SGI Financial Statements”) to Power Play by the Closing Date or such earlier date as may be practicable. These SGI Financial Statements shall fairly represent the financial position of SGI at those dates and the results of their operations for the periods then ended. The SGI Financial Statements will be prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis with prior periods, except as otherwise stated therein. The books of account and other financial records of SGI are complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The minute books and stock or equity records of SGI, all of which have been made available to Power Play, are complete and correct. The minute books of SGI contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the board of directors and committees of board of directors or other governing bodies of SGI, and no meeting of any such holders, boards of directors or other governing bodies or committees has been held for which minutes are not contained in such minute books.

(f) No Material Adverse Changes. Except as described on Schedule 3(f), since December 31, 2006, there has not been:

(i) any material adverse changes in the financial position or operations of SGI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of SGI;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of SGI whether or not covered by insurance;

(iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of SGI common stock, other than as agreed upon among the parties;

(iv) any sale of an asset (other than for fair consideration in the ordinary course of business) or any mortgage pledge by SGI of any properties or assets;

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

(vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

(vii) any loan or advance made to any SGI stockholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(viii) any material increase in the annual level of compensation of any director or executive employee of SGI;

(ix) any modification of any existing contract, agreement or transaction;

(x) any acceleration, suspension, termination, modification or cancellation of any material contract (or series of related contracts) to which SGI is a party or is bound;

(xi) any lien, claim or encumbrance imposed on any assets of SGI;

(xii) any capital expenditure (or series of related capital expenditures) or outside the ordinary course of business involving SGI;

(xiii) any issuance of any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities, if any) or capitalized lease obligation outside the ordinary course of business involving SGI;

(xiv) any delay, postponement or acceleration of the payment of accounts payable or other liabilities or the receipt of any account receivable, in each case outside the ordinary course of business;

(xv) any cancellation, comprise, waiver or release of any right or claim (or series of related rights or claims) outside the ordinary course of business;

(xvi) any change made or authorized in the organizational documents of SGI;

(xvii) any change in accounting principles or practices from those utilized in the preparation of the SGI Financial Statements; or

(xviii) any commitment by SGI to take any of the actions described in this Section 3(f).

(g) Approvals and Permits. With the exception of any required filings with the United States Securities and Exchange Commission (the “SEC”) or applicable state securities commissions relating to this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by SGI for the consummation of the transactions described herein, other than as set forth on Schedule 3(g); and SGI is in possession of all permits, consents, licenses, approvals needed for the operation or maintenance of its business as presently constituted and conducted.

(h) Actions and Proceedings. SGI is not a party to any pending litigation or, to the knowledge of SGI, after reasonable inquiry, any governmental investigation or proceeding not reflected in the SGI Financial Statements and, to its best knowledge, no litigation, claims, assessments or non-governmental proceedings are threatened against SGI except as set forth on Schedule 3(h) of this Agreement and in SGI’s periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended. SGI is also not subject to any outstanding governmental order.

(i) Taxes. Except as set forth on Schedule 3(i), SGI has timely filed (or has had timely filed on its behalf) all tax, governmental and/or related forms and reports (or extensions thereof), all of which were correct and complete in all respects, due or required to be filed and has paid or made adequate provisions in the SGI Financial Statements for all taxes or assessments which were due, and there are no deficiency or audit notices outstanding. SGI has complied with all laws relating to the withholding of taxes and the payment thereof and timely and properly withheld from individual employee wages and paid over to the proper governmental entity all amounts required to be so withheld and paid over under applicable law. No extensions of time for the assessment of deficiencies for any tax period is in effect. No deficiency or audit notice is proposed or, to the knowledge of SGI, after reasonable inquiry, threatened against SGI. There are no liens, claims or encumbrances for taxes upon any assets of SGI.

(j) Compliance with Laws. SGI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of SGI, including, but not limited to all laws, regulations and rules relating to pollution, environmental protection, hazardous substances and related matters. SGI is not relying upon any exemption from or deferral of any law, governmental order or governmental authorization that would not be available to it after the Closing Date. SGI has in full force and effect all governmental authorizations necessary to conduct its business and own and operate its properties. SGI has complied with all governmental authorizations applicable to it.

(k) Agreements. Schedule 3(k) sets forth any material contracts, agreements or arrangements (the “SGI Material Agreements”) to which SGI is subject, whether written or oral, and correct and complete copies of such SGI Material Agreements have been delivered to Power Play (and in the case of any items not in written form, a written description thereof has been provided). Each SGI Material Agreement is valid and binding, currently in force and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by equitable principles. SGI has performed all obligations required to be performed by it in connection with each SGI Material Agreement, and there is no breach, anticipated breach or default by any other party to any SGI Material Agreement. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material terms of any SGI Material Agreement and no person has made a written demand for such renegotiation.

(l) Brokers or Finders. Except for fees due Oak Street Advisors, LLC pursuant to Engagement Letter dated May 14, 2007, there are no broker’s or finder’s commission or fee or similar compensation due and payable by SGI in connection with the transactions contemplated by this Agreement.

(m) SGI Tangible Assets. SGI does not own any real property. SGI has full title and/or leasehold interest in all real estate, machinery, equipment, furniture, leasehold improvements, fixtures, owned or leased by SGI, any related capitalized items or other tangible property material to the business of SGI (the “SGI Tangible Assets”). Other than as set forth in Schedule 3(m), SGI holds all rights, title and interest in all the SGI Tangible Assets owned by it and included in the SGI Financial Statements or acquired by it after the date on the SGI Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the SGI Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of SGI and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 3(m).

(n) Liabilities. SGI did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “SGI Liabilities”), which are not fully, fairly and adequately reflected on the SGI Financial Statements, except for any specific SGI Liabilities set forth on Schedule 3(n). As of the Closing Date, SGI will not have any SGI Liabilities, other than SGI Liabilities fully and adequately reflected on the SGI Financial Statements, except for SGI Liabilities incurred in the ordinary course of business or as set forth in Schedule 3(n).

(o) Operations of SGI. Except as set forth on Schedule 3(o), as relates to implementation of SGI’s business plan, including the launch of the Hooters Laptop League (which launch and any material expenditure associated therewith shall only be done upon the consultation with and approval of Power Play which consent shall not be unreasonably withheld), from the date of the SGI Financial Statements, through the Closing Date, SGI, has not and will not, outside of the ordinary course of business, have:

(i)	incurred any indebtedness or borrowed money that is or will be charged against SGI;

(ii)
declared or paid any dividend or declared or made any payment or distribution of any kind to any member, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii)	made any loan or advance to any member, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv)	disposed of any assets of SGI;

(v)	materially increased the annual level of compensation of any executive employee or director of or consultant to SGI;

(vi)	adopted any plan for the benefit of employees of SGI;

(vii)	issued any common stock or rights to acquire such interests;

(viii)	entered into or modified any contract, agreement or transaction; or

(ix)	entered into any arrangement or commitment to do anything described in this Section 3(o).

(p) Access to Records. Correct and complete copies of the financial records, minute books, and other documents and records of SGI will be made available to Power Play a reasonable time prior to the Closing Date.

(q) Intangible Assets. Other than as set forth in Schedule 3(q), SGI holds all right, title and interest in all the intangible assets owned by it and as identified in the SGI Financial Statements or used in its operations free and clear of all encumbrances. To the knowledge of SGI, it has not infringed, misappropriated or otherwise violated any third-party intellectual property right and, to the knowledge of SGI, no person is infringing upon the rights of SGI with respect to its intellectual property rights. To the knowledge of SGI, no infringement, misappropriation or violation of any third-party intellectual property right has occurred or will occur with respect to products or services currently under development or with respect to the conduct of the business of SGI as now conducted or presently proposed to be conducted.

(r) Employees and Consultants. As of the date hereof, SGI has three (3) full time employees, one (1) part-time employee and three (3) advisors and consultants. Attached as Schedule 3(r) is a list of all employees and their salaries, benefits and consulting agreements entered into by SGI with third parties to date.

(s) Employee Benefit Plans; Labor Matters. Set forth in Schedule 3(s) attached hereto is a complete and correct list of all “employee benefit plans” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all plans or policies providing for “fringe benefits” (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which: (i) is or has been established, maintained or contributed to by SGI with respect to which SGI has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of SGI or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an “SGI Employee Plan,” and collectively, the “SGI Employee Plans”).

(i) No written or oral representations have been made to any employee or officer or former employee or officer of SGI promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under SGI Employee Plans) due to any employee, officer, former employee or former officer of SGI.

(ii) With respect to each SGI Employee Plan, SGI has furnished to Power Play true, correct and complete copies of (a) the plan documents and summary plan description; (b) the most recent determination letter received from the Internal Revenue Service; (c) the annual reports required to be filed for the two most recent plan years of each such SGI Employee Plan; (d) all related trust agreements, insurance contracts or other funding agreements which implement such SGI Employee Plan; and (e) all other documents, records or other materials related thereto reasonably requested by Power Play.

(iii) Each SGI Employee Plan meets the qualification requirements of the Code, in form and operation, and such plan, and each trust (if any) forming a part thereof, has received a favorable determination letter, if applicable, from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that may adversely affect the qualification of such plan or the tax-exempt status of such related trust. All SGI Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code sections 79, 105, 106, 125, 127, 129, 132, 421 or 501(c)(9) meet the requirement of such sections in form and in operation. All reports, returns or filings required by any government agency have been timely filed in accordance with all applicable requirements.

(iv) No condition exists that would subject SGI to any excise tax, penalty tax or fine related to any SGI Employee Plan.

(v) Prior to the date hereof, SGI has not made any payment to any officer, employee, shareholder, or highly compensated individual which was a “parachute payment” under Code section 280G that was nondeductible to SGI or subject to tax under Code section 4999 for which SGI has withholding liability.

(vi) Each SGI Employee Plan has been operated in all material respects in compliance with ERISA, the Code and all other applicable laws. None of the SGI Employee Plans is a “multiple employer plan” or “multiemployer plan” (as described or defined in ERISA or the Code), nor has ADA or any ERISA Affiliate ever contributed or been required to contribute to any such plan. There are no material unfunded liabilities existing under any SGI Employee Plans, and each SGI Employee Plan could be terminated as of the Effective Date without any liability to SGI.

(vii) There are no actions, suits, claims, audits, or investigations pending or, to SGI’s knowledge, threatened against, or with respect to, any of the SGI Employee Plans or their assets; and all contributions required to be made to the SGI Employee Plans on or before the Effective Date have been made as of the date of this Agreement.

(viii) SGI is not a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by SGI. SGI is in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or, to SGI’s knowledge, threatened labor dispute, strike or work stoppage against SGI which may interfere with the respective business activities of SGI prior to or after the Effective Date. There is no pending or, to SGI’s knowledge, threatened charge or complaint against SGI by the National Labor Relations Board or any comparable state agency.

(t) Schedule 3(t) sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to SGI and its business, properties, assets, directors, officers, salespersons, agents and employees. All such policies are in full force and effect. SGI has not received a notice of default under any such policy and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 3(t) sets forth a complete and accurate summary of all of the self-insurance coverage provided by SGI and, except as set forth in such Schedule 3(t), no letters of credit have been posted and no cash has been restricted to support any reserves for insurance. SGI’s insurance policies are issued by insurers of recognized responsibility and insure SGI and its assets and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

(u) Intellectual Property. As used herein “Intellectual Property” means all: (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each, case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) World Wide Web addresses and domain name registrations and (vii) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data, layouts, architectures or topography. As used herein, “SGI Intellectual Property” means Intellectual Property owned or used by SGI.

Schedule 3(u) hereto contains a complete and accurate list of all SGI Intellectual Property included in clauses (i) - (iii) and (vi) of the definition of Intellectual Property. Schedule 3(u) also contains a complete and accurate list of all licenses and other rights granted by SGI to any third party with respect to any SGI Intellectual Property and all licenses and other rights granted by any third party to SGI with respect to any SGI Intellectual Property (excluding “off-the-shelf” programs or products or other software subject to a “shrink-wrap” or “click-wrap” license in the ordinary course of business) identifying the subject Intellectual Property. There is no threatened or reasonably foreseeable loss or expiration of any material SGI Intellectual Property. SGI has taken all commercially reasonable actions to maintain and protect the SGI Intellectual Property.

SGI owns or possesses sufficient legal rights to all SGI Intellectual Property necessary for its business as now conducted and as currently proposed to be conducted, without any infringement of the rights of others. SGI has not violated, is not violating or, by conducting its business as currently proposed to be conducted, would not violate any Intellectual Property of any other Person, and SGI has no knowledge of any violation by any third parties of any SGI Intellectual Property. SGI is not infringing upon the Intellectual Property rights of any third party. No employee of SGI is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s duties to SGI or that would conflict with the business.

(v) Full Disclosure. No representation or warranty by SGI in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by SGI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of SGI.

Section 4. Representations And Warranties Of Power Play

Power Play hereby represents warrants and covenants as follows:

(a) Organization and Good Standing and Subsidiaries. Power Play is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Power Play has the power and authority to carry on its business as presently conducted and presently proposed to be conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business. Except as noted on Schedule 4(a): (i) Power Play does not have any subsidiaries or own any direct or indirect interest in any capital stock, membership interest, joint venture interest or other equity interest in any other person (ii) and Power Play does not have any investment in, loan to or material advance of cash or other extension of cash to any entity or individual, other than receivables of customers generated in the ordinary course of business.

(b) Authority; Conflicts. Other than approval of the Merger by Power Play’s stockholders, Power Play has the necessary power and authority to execute, deliver and perform this Agreement and any related agreements to which it will become a party. Other than approval of the Merger by Power Play’s stockholders, the execution, delivery and performance of this Agreement by Power Play and any related agreement to which Power Play will become a party have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Power Play and constitutes the valid and binding obligation of Power Play, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by equitable principles. The execution and delivery of this Agreement by Power Play, and the consummation of the transaction contemplated hereby, do not violate any State, governmental or corporate restrictions governing these transactions. The execution and performance of this Agreement, ultimately effecting a change in control of Power Play, will not constitute a breach of or a default under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a consent of another party under any agreement, indenture, mortgage, license or other instrument or document to which Power Play is known by Power Play to be a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Power Play or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of Nevada, the laws of the State of Delaware, laws of the United States of America or the organizational documents of Power Play that would have a material adverse effect on Power Play or its properties.

(c) Approval of Merger; Meeting of Stockholders. Power Play hereby represents and warrants that its board of directors has, by resolutions duly adopted at a meeting, unanimously approved this Agreement and the transactions contemplated hereby, and resolved to recommend approval of the Merger by the Power Play stockholders. None of the resolutions described in this Section 4(c) has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

(d) Capitalization. The authorized capital stock of the Power Play consists of 100,000,000 shares of common stock, of which 38,015,332 shares of common stock are issued and outstanding as of the date hereof. Schedule 4(d)(i) lists the names and addresses of each record holder of the issued and outstanding common stock of Power Play, the number of shares held by each such holder. All issued and outstanding shares of Power Play’s common stock are duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights or any other third-party rights and in certificated form, and have been offered, sold and issued by Power Play in compliance with applicable securities and corporate laws, contracts applicable to Power Play and Power Play’s organizational documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The Power Play Stock Option Plan, pursuant to which 5,000,000 shares of Power Play common stock may be issued upon the exercise of options granted thereunder, is in full force and effect and is the only stock option plan approved for the issuance of Power Play stock. Except as noted on Schedule 4(d)(ii), there is no option plan, option, warrant, call, subscription, convertible security, right (including preemptive right) or contract of any character to which Power Play is a party or by which Power Play is bound obligating Power Play to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any shares of capital stock of Power Play or obligating Power Play to grant or enter into any option, warrant, call, subscription, convertible security, right or contract. Except as set forth on Schedule 4(d)(iii), there are no registration rights, no voting trust, proxy or other contract and no restrictions on transfer with respect to any capital stock of Power Play.

(e) Financial Statements; Books and Records. Power Play will provide audited financial statements as of December 31, 2006 and reviewed financial statements as of June 30, 2007, (collectively, the “Power Play Financial Statements”) to SGI by the Closing Date or such earlier date as may be practicable. These Power Play Financial Statements shall fairly represent the financial position of Power Play at those dates and the results of their operations for the periods then ended. The Power Play Financial Statements will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis with prior periods, except as otherwise stated therein. The books of account and other financial records of Power Play are complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The minute books and stock or equity records of Power Play, all of which have been made available to SGI, are complete and correct. The minute books of Power Play contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the board of directors and committees of board of directors or other governing bodies of Power Play, and no meeting of any such holders, boards of directors or other governing bodies or committees has been held for which minutes are not contained in such minute books.

(f) No Material Adverse Changes. Except as described on Schedule 4(f), since December 31, 2006, there has not been:

(i) any material adverse changes in the financial position or operations of Power Play except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Power Play;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Power Play whether or not covered by insurance;

(iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Power Play common stock, other than as agreed upon among the parties;

(iv) any sale of an asset (other than for fair consideration in the ordinary course of business) or any mortgage pledge by Power Play of any properties or assets;

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

(vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

(vii) any loan or advance made to any Power Play stockholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(viii) any material increase in the annual level of compensation of any director or executive employee of Power Play;

(ix) any modification of any existing contract, agreement or transaction;

(x) any acceleration, suspension, termination, modification or cancellation of any material contract (or series of related contracts) to which Power Play is a party or is bound;

(xi) any lien, claim or encumbrance imposed on any assets of Power Play;

(xii) any capital expenditure (or series of related capital expenditures) or outside the ordinary course of business involving Power Play;

(xiii) any issuance of any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities, if any) or capitalized lease obligation outside the ordinary course of business involving Power Play;

(xiv) any delay, postponement or acceleration of the payment of accounts payable or other liabilities or the receipt of any account receivable, in each case outside the ordinary course of business;

(xv) any cancellation, comprise, waiver or release of any right or claim (or series of related rights or claims) outside the ordinary course of business;

(xvi) any change made or authorized in the organizational documents of Power Play;

(xvii) any change in accounting principles or practices from those utilized in the preparation of the Power Play Financial Statements;

(xviii) any commitment by Power Play to take any of the actions described in this Section 4(f);

(xix) any loss or threatened loss of a material customer or account; or

(xx) any change in the relationship with a material customer or account that would have a material adverse effect on the Company’s business.

(g) Approvals and Permits. With the exception of any required filings with the SEC or applicable state securities commissions relating to this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Power Play for the consummation of the transactions described herein, other than as set forth on Schedule 4(g); and Power Play is in possession of all permits, consents, licenses, approvals needed for the operation or maintenance of its business as presently constituted and conducted

(h) Actions and Proceedings. Power Play is not a party to any pending litigation or, to the knowledge of Power Play, after reasonable inquiry, any governmental investigation or proceeding not reflected in the Power Play Financial Statements and, to its best knowledge, no litigation, claims, assessments or non-governmental proceedings are threatened against Power Play except as set forth on Schedule 4(h) of this Agreement. Power Play is also not subject to any outstanding governmental order.

(i) Taxes. Except as noted on Schedule 4(i), Power Play has timely filed (or has had timely filed on its behalf) all tax, governmental (or received an extension) and/or related forms and reports (or extensions thereof), all of which were correct and complete in all respects, due or required to be filed and has paid or made adequate provisions in the Power Play Financial Statements for all taxes or assessments which were due, and there are no deficiency or audit notices outstanding. Power Play has complied with all laws relating to the withholding of taxes and the payment thereof and timely and properly withheld from individual employee wages and paid over to the proper governmental entity all amounts required to be so withheld and paid over under applicable law. No extensions of time for the assessment of deficiencies for any tax period is in effect. No deficiency or audit notice is proposed or, to the knowledge of Power Play, after reasonable inquiry, threatened against Power Play. There are no liens, claims or encumbrances for taxes upon any assets of Power Play.

(j) Compliance with Laws. Power Play has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Power Play, including, but not limited to all laws, regulations and rules relating to pollution, environmental protection, hazardous substances and related matters. Power Play is not relying upon any exemption from or deferral of any law, governmental order or governmental authorization that would not be available to it after the Closing Date. Power Play has in full force and effect all governmental authorizations necessary to conduct its business and own and operate its properties. Power Play has complied with all governmental authorizations applicable to it.

(k) Agreements. Schedule 4(k) sets forth any material contracts, agreements or arrangements (the “Power Play Material Agreements”) to which Power Play is subject, whether written or oral, and correct and complete copies of such Power Play Material Agreements have been delivered to Power Play (and in the case of any items not in written form, a written description thereof has been provided). Each Power Play Material Agreement is valid and binding, currently in force and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by equitable principles. Power Play has performed all obligations required to be performed by it in connection with each Power Play Material Agreement, and there is no breach, anticipated breach or default by any other party to any Power Play Material Agreement. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material terms of any Power Play Material Agreement and no person has made a written demand for such renegotiation.

(l) Brokers or Finders. There are no broker’s or finder’s commission or fee or similar compensation due and payable by Power Play in connection with the transactions contemplated by this Agreement.

(m) Power Play Tangible Assets. Power Play does not own any real property. Power Play has full title and/or leasehold interest in all real estate, machinery, equipment, furniture, leasehold improvements, fixtures, owned or leased by Power Play, any related capitalized items or other tangible property material to the business of Power Play (the “Power Play Tangible Assets”). Other than as set forth in Schedule 4(m), Power Play holds all rights, title and interest in all the Power Play Tangible Assets owned by it and included in the Power Play Financial Statements or acquired by it after the date on the Power Play Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Power Play Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Power Play and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 4(m).

(n) Liabilities. Power Play did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “Power Play Liabilities”), which are not fully, fairly and adequately reflected on the Power Play Financial Statements, except for any specific Power Play Liabilities set forth on Schedule 4(n). As of the Closing Date, Power Play will not have any Power Play Liabilities, other than Power Play Liabilities fully and adequately reflected on the Power Play Financial Statements, except for Power Play Liabilities incurred in the ordinary course of business or as set forth in Schedule 4(n).

(o) Operations of Power Play. Excluding actions directly relating to the implementation of Power Play’s business plan, including the launch of Victory Lane, Cupid 2.0, and the NLOP VIP Club, from the date of the Power Play Financial Statements, through the Closing Date, Power Play, has not and will not, outside of the ordinary course of business, have:

(i)	incurred any indebtedness or borrowed money that is or will be charged against Power Play;

(ii)
declared or paid any dividend or declared or made any payment or distribution of any kind to any member, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii)	made any loan or advance to any member, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv)	disposed of any assets of Power Play;

(v)	materially increased the annual level of compensation of any executive employee or director of or consultant to Power Play;

(vi)	adopted any plan for the benefit of employees of Power Play;

(vii)	issued any common stock or rights to acquire such interests;

(viii)	entered into or modified any contract, agreement or transaction; or

(ix)	entered into any arrangement or commitment to do anything described in this Section 4(o).

(p) Access to Records. Correct and complete copies of the financial records, minute books, and other documents and records of Power Play will be made available to SGI a reasonable time prior to the Closing Date.

(q) Intangible Assets. Other than as set forth in Schedule 4(q), Power Play holds all right, title and interest in all the intangible assets owned by it and as identified in the Power Play Financial Statements or used in its operations free and clear of all encumbrances. To the knowledge of Power Play, it has not infringed, misappropriated or otherwise violated any third-party intellectual property right and, to the knowledge of Power Play, no person is infringing upon the rights of Power Play with respect to its intellectual property rights. To the knowledge of Power Play, no infringement, misappropriation or violation of any third-party intellectual property right has occurred or will occur with respect to products or services currently under development or with respect to the conduct of the business of Power Play as now conducted or presently proposed to be conducted.

(r) Employees and Consultants. As of the date hereof, Power Play has seven (7) full time employees, one (1) part-time employee and three (3) advisors and consultants. Attached as Schedule 4(r) is a list of all employees and their salaries, benefits and consulting agreements entered into by Power Play with third parties to date.

(s) Employee Benefit Plans; Labor Matters. Set forth in Schedule 4(s) attached hereto is a complete and correct list of all “employee benefit plans” (as defined in ERISA), all plans or policies providing for “fringe benefits” (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which: (i) is or has been established, maintained or contributed to by Power Play with respect to which Power Play has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of Power Play or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an “Power Play Employee Plan,” and collectively, the “Power Play Employee Plans”).

(i) No written or oral representations have been made to any employee or officer or former employee or officer of Power Play promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Power Play Employee Plans) due to any employee, officer, former employee or former officer of Power Play.

(ii) With respect to each Power Play Employee Plan, SGI has furnished to Power Play true, correct and complete copies of (a) the plan documents and summary plan description; (b) the most recent determination letter, if applicable, received from the Internal Revenue Service; (c) the annual reports required to be filed for the two most recent plan years of each such Power Play Employee Plan; (d) all related trust agreements, insurance contracts or other funding agreements which implement such Power Play Employee Plan; and (e) all other documents, records or other materials related thereto reasonably requested by SGI.

(iii) Each Power Play Employee Plan meets the qualification requirements of the Code, in form and operation, and such plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that may adversely affect the qualification of such plan or the tax-exempt status of such related trust. All Power Play Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code sections 79, 105, 106, 125, 127, 129, 132, 421 or 501(c)(9) meet the requirement of such sections in form and in operation. All reports, returns or filings required by any government agency have been timely filed in accordance with all applicable requirements.

(iv) No condition exists that would subject Power Play to any excise tax, penalty tax or fine related to any Power Play Employee Plan.

(v) Prior to the date hereof, Power Play has not made any payment to any officer, employee, shareholder, or highly compensated individual which was a “parachute payment” under Code section 280G that was nondeductible to Power Play or subject to tax under Code section 4999 for which Power Play has withholding liability.

(vi) Each Power Play Employee Plan has been operated in all material respects in compliance with ERISA, the Code and all other applicable laws. None of the Power Play Employee Plans is a “multiple employer plan” or “multiemployer plan” (as described or defined in ERISA or the Code), nor has ADA or any ERISA Affiliate ever contributed or been required to contribute to any such plan. There are no material unfunded liabilities existing under any Power Play Employee Plans, and each Power Play Employee Plan could be terminated as of the Effective Date without any liability to Power Play.

(vii) There are no actions, suits, claims, audits, or investigations pending or, to Power Play’s knowledge, threatened against, or with respect to, any of the Power Play Employee Plans or their assets; and all contributions required to be made to the Power Play Employee Plans on or before the Effective Date have been made as of the date of this Agreement.

(viii) Power Play is not a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by Power Play. Power Play is in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or, to Power Play’s knowledge, threatened labor dispute, strike or work stoppage against Power Play which may interfere with the respective business activities of Power Play prior to or after the Effective Date. There is no pending or, to Power Play’s knowledge, threatened charge or complaint against Power Play by the National Labor Relations Board or any comparable state agency.

(t) Schedule 4(t) sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to Power Play and its business, properties, assets, directors, officers, salespersons, agents and employees. All such policies are in full force and effect. Power Play has not received a notice of default under any such policy and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 4(t) sets forth a complete and accurate summary of all of the self-insurance coverage provided by Power Play and, except as set forth in such Schedule 4(t), no letters of credit have been posted and no cash has been restricted to support any reserves for insurance. Power Play’s insurance policies are issued by insurers of recognized responsibility and insure Power Play and its assets and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

(u) Intellectual Property. As used herein “Intellectual Property” means all: (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each, case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) World Wide Web addresses and domain name registrations and (vii) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data, layouts, architectures or topography. As used herein, “Power Play Intellectual Property” means Intellectual Property owned or used by Power Play.

Schedule 4(u) hereto contains a complete and accurate list of all Power Play Intellectual Property included in clauses (i) - (iii) and (vi) of the definition of Intellectual Property. Schedule 4(u) also contains a complete and accurate list of all licenses and other rights granted by Power Play to any third party with respect to any Power Play Intellectual Property and all licenses and other rights granted by any third party to Power Play with respect to any Power Play Intellectual Property (excluding “off-the-shelf” programs or products or other software subject to a “shrink-wrap” or “click-wrap” license in the ordinary course of business) identifying the subject Intellectual Property. There is no threatened or reasonably foreseeable loss or expiration of any material Power Play Intellectual Property. Power Play has taken all commercially reasonable actions to maintain and protect the Power Play Intellectual Property.

Power Play owns or possesses sufficient legal rights to all Power Play Intellectual Property necessary for its business as now conducted and as currently proposed to be conducted, without any infringement of the rights of others. Power Play has not violated, is not violating or, by conducting its business as currently proposed to be conducted, would not violate any Intellectual Property of any other Person, and Power Play has no knowledge of any violation by any third parties of any Power Play Intellectual Property. Power Play is not infringing upon the Intellectual Property rights of any third party. No employee of Power Play is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s duties to Power Play or that would conflict with the business.

(v) Full Disclosure. No representation or warranty by Power Play in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Power Play pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Power Play.

Section 5. Covenants.

(a) Corporate Examinations and Investigations and Conduct of the Business. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their advisors, consultants, attorneys, employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other party as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the other party under this Agreement. SGI and Power Play agree that they will use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers, consultants and employees and preserve their relationships with customers, suppliers and distributors and others having business dealings with either party. Between the execution and delivery of this Agreement and the Closing Date, SGI and Power Play will only conduct their business in the usual and customary manner and consistent with past practice.

(b) Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the closing of the transactions contemplated by this Agreement.

(c) Confidentiality. In the event the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Power Play and SGI agree to keep confidential any and all information disclosed to each other in connection therewith for a period of five (5) years from the date hereof; provided, however, such obligation shall not apply to information which:

(i)	at the time of the disclosure was public knowledge;

(ii)	after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iii)	the receiving party had within its possession at the time of disclosure as established by the receiving party’s written records contemporaneously made;

(iv)	is ordered disclosed by a court of proper jurisdiction and it is not subject to a protective order; or

(v)	is required by the receiving party under applicable United States federal and state laws or regulations or upon the advice of counsel.

(d) No Negotiations. For a period of one hundred eighty (180) days from the date of this Agreement, unless earlier terminated in accordance with Section ten (10) hereof, neither SGI nor Power Play shall enter into any negotiations or agreement, or make any undertaking or commitment: (i) to merge or consolidate with, or acquire substantially all of the property or assets of, any other corporation or person, (ii) sell, lease or exchange all or substantially all of their respective properties and assets to any other corporation or person or (iii) otherwise cause control of SGI to be transferred to a third party.

(e) Offerings. SGI agrees to undertake a private placement of common stock with gross proceeds to the Company of not less than $6,000,000 (the “Offering”), that will be utilized for working capital purposes in the Surviving Corporation after the Closing Date, which Offering shall close simultaneously with the Closing of the Merger.

(f) Bridge Financing. SGI agrees to loan Power Play Five Hundred Thousand Dollars ($500,000) (the “Loan”); which Loan shall be made on the following basis: (i) $300,000 upon execution and delivery of this Agreement; (ii) $100,000 on or before August 15, 2007; and (iii) $100,000 on or before September 1, 2007. The Loan will be in the form of a convertible promissory note with interest at the rate of five percent (5%) per annum, which shall be cancelled immediately following the Closing. For avoidance of doubt, it is understood and agreed that, on a fully diluted basis (assuming all existing options, warrants and notes of both Power Play and SGI have been exercised), the Power Play stockholders, option holders and warrant holders existing immediately prior to the Closing Date will own, collectively, seventy percent (70%) of SGI immediately following the Closing and before giving effect to any additional financing provided for in Section 5(e) hereof. In the event that this Agreement is not concluded for any reason except for a breach by one of the parties, the Loan shall convert into shares of Common Stock of Power Play at a rate of Twenty Cents ($0.20) per share. In the event that the Closing is not concluded because of a breach by SGI of any representation, warranty, covenant, agreement or other terms or conditions of this Agreement, all damages direct and indirect, costs, losses, expenses, including reasonable attorneys fees and disbursements incurred by Power Play shall be deducted and offset against the Loan, and the remaining balance, if any, shall be converted into Common Stock of Power Play at the rate of Twenty Cents ($0.20) per share. In the event that the Closing is not concluded because of a breach by Power Play of any representation, warranty, covenant, agreement or other terms or conditions of this Agreement, all damages direct and indirect, costs, losses, expenses, including reasonable attorneys fees and disbursements incurred by SGI shall be added to the Loan, and the Loan balance shall be paid, in full, to SGI within ten (10) days of the date of termination.

(g) Restriction on Certain Transactions. Prior to the Effective Time, and except as otherwise permitted by this Agreement, neither SGI nor Power Play shall take any action to change their capital structures as described in Section 3(d) and 4(d), respectively, and the schedules referenced in those sections, including, without limitation, any change in the number of shares each is authorized to issue; any issuance of stock (except issuances of Power Play common stock pursuant to the exercise of Power Play Stock Options of SGI common stock pursuant to the exercise of SGI stock options) or any other debt or equity security (except for the Loan, equity or convertible promissory notes issued by SGI to fund its monthly operating costs prior to the Closing Date and to launch the Hooters Laptop League (subject to the terms of Section 3(o)); any redemption or repurchase of any stock or other security; any grant of any stock option; any declaration or payment of any cash or stock dividend; the consummation of any transaction pursuant to which the outstanding shares of stock are converted into a different number or different class or series of stock whether by stock split, reverse stock split, stock combination, or otherwise; the closing of any transaction or the filing of any document which would cause either party to be treated as other than a corporation for tax purposes; or the entering into of any agreement to do in the future any of the transactions described in this paragraph. Notwithstanding the foregoing, Power Play may sell Common Stock realizing subscription proceeds of up to $300,000; and SGI may sell securities or issue debt to realize proceeds of up to $700,000 with an additional amount of $400,000 if the Hooters Laptop League proceeds); however, SGI agrees that it shall consult with and receive the consent of Power Play prior to the issuance of any indebtedness that is not convertible into equity and provided, further that all such issuances of debt shall not affect the provisions of Section 5(f).

(h) Each of the parties agrees to consult with and receive the approval of the other prior to engaging in transactions (or discussions relating thereto) with any party that are outside the scope of such party’s current business plan, material, or of a strategic nature.

Section 6. Conditions Precedent to Closing.

(a) Conditions Precedent to the Obligation of Power Play. All obligations of Power Play under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

(i) The representations and warranties by or on behalf of SGI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(ii) SGI shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing Date, unless Power Play provides a waiver of such covenant, agreement or condition in writing.

(iii) On or before the Closing Date, the stockholders of SGI shall have approved, in accordance with Delaware corporate law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and authorized all of the necessary and proper action to enable SGI to comply with the terms of the Agreement.

(iv) SGI will have delivered all required documents to Power Play, which are satisfactory to Power Play for purposes of determining all assets, liens, easements, claims, rights, exemptions and other encumbrances against SGI, identifying all aspects of ownership, such that Power Play, following the Closing Date, can demonstrate that it owns or controls the Surviving Corporation.

(v) Each required consent related to this Agreement or the transactions contemplated thereby was obtained and is in full force and effect.

(vi) No litigation or government inquiry is pending or threatened: (A) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (B) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, (C) seeking to prohibit direct or indirect ownership, combination or operation by Power Play or SGI of any portion of the business or assets of SGI, or to compel Power Play or SGI to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Power Play or SGI, as a result of the transactions contemplated by this Agreement, or incur any burden, (D) seeking to require direct or indirect transfer or sale by Power Play of, or to impose material limitations on the ability of the Power Play stockholders to exercise full rights of ownership of, and of the shares of common stock of SGI or (E) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Power Play or SGI or any of their respective officers or directors.

(vii) SGI has closed the Offering on or before the Closing Date in order for it to fund the working capital requirements of the Surviving Corporation after the Closing Date.

(viii) SGI shall have sufficient shares of common stock authorized but unissued to complete the issuance of the Merger Consideration.

(ix) The capitalization of SGI shall be as described in Section 3(d) and Schedule 3(d), and as updated, from time to time, prior to the Closing Date to reflect the securities issued in connection with (a) the Loan, (b) the monthly operating expenses of SGI, and (c) the launch of the Hooters Laptop League (subject to Section 3(o) and shall be approved by Power Play, which approval shall not be unreasonably withheld.

(x) The SGI Option Plan shall be in full force and effect without any change to the form attached hereto as Exhibit “C.” Shares of common stock sufficient to satisfy the exercise of all Power Play Stock Options (as described in Section 2(h)) shall have been and shall continue to be reserved for issuance pursuant to the SGI Option Plan; and SGI has certified in writing (by a separate certificate delivered at the Closing) that, in the event any additional stock options have been authorized by the SGI Stockholders in excess of 2,000,000, that none have been issued or granted, and all of the same are available to be issued by the Board of Directors of SGI following the Closing of the Merger.

(xi) SGI shall have provided Power Play with reasonable assurances that SGI will be able to comply with its obligation to file a current report on Form 8-K within four (4) business days following the Closing Date containing the requisite audited and reviewed financial statements of SGI and Power Play and the requisite Form 10-SB disclosure regarding SGI from a post-closing perspective.

(xii) SGI and a majority of the stockholders of Power Play shall have entered into a Registration Rights Agreement, providing for, among other things: (i) registration rights with respect to Merger Consideration requiring SGI to use its best efforts to register the Merger Consideration within one (1) year of the Closing but subsequent to effectiveness of the registration statement (“PIPE Registration Statement”) to be filed with the Securities and Exchange Commission relating to the financing referred to in Section 5(e) hereof (the “PIPE Financing”), (ii) piggyback registration rights with respect to the Merger Consideration requiring SGI to register the Merger Consideration anytime SGI registers shares of its capital stock for itself or other shareholders of SGI, expressly excluding the PIPE Financing, and (iii) unlimited registration rights on Form S-3 (if available to SGI) so long as such registered offering registers at least $1,000,000 of Merger Consideration and occurs no more often than once every six (6) months, or upon such other terms and conditions as the parties shall agree upon; provided, however, a registration statement on Form S-3 shall not be filed with the SEC until a minimum of thirty (30) days has elapsed following effectiveness of the PIPE Registration Statement.

(xiii)  The stockholders of Power Play and SGI, with common stock holdings of 1.0% or more of the issued and outstanding common stock of the Surviving Corporation, shall have entered into an Investor Rights Agreement prohibiting the sale, transfer or disposition of any Merger Consideration or other securities of the Surviving Corporation held by such Stockholder for a period of twelve (12) months from the Closing Date.

(xiv) Power Play and SGI shall have approved the Operating Budget of the Surviving Corporation for the twelve (12) month period following the Closing Date.

(xv) All employment agreements, consulting/advisory agreements and similar type agreements entered into by SGI with any person have been terminated and declared null and void and without further force or effect (each a “Terminated Agreement”); and SGI and the counterparty to each Terminated Agreement that is not otherwise entering into a new agreement with the Surviving Corporation, has executed and delivered a full and complete general release agreement (“Release Agreement”) confirming the termination of the respective agreement and that no payments or benefits are otherwise due thereunder and otherwise upon terms and conditions reasonably satisfactory to Power Play.

(xvi) For the benefit of the Stockholders of Power Play and SGI, the Surviving Corporation as a result of the Merger shall assume: (A) accounts payable of SGI of not more than Five Hundred Thousand ($500,000) Dollars, exclusive of: (i) contingent liability of Left Right Marketing, Inc. in the amount of Four Hundred Sixty One Thousand ($461,000) Dollars and (ii) all legal and accounting fees related to the merger, with all other debts and/or obligations of SGI retired and/or converted and (B) accounts payable of Power Play due within one (1) year from the Closing Date of not more than Five Hundred Thousand ($500,000) Dollars, exclusive of legal and accounting fees related to the Merger.

(xvii) SGI shall have purchased from HBA Management, LLC, for an amount not to exceed $10,000, a note issued by Magic of Twelve, LLC, in the original principal amount of $400,000.

(xviii) SGI shall have converted all of the outstanding notes and debentures issued by SGI into SGI Common Stock and the said notes and debentures have been cancelled.

(b) Conditions Precedent to the Obligation of SGI. All obligations of SGI under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

(i) The representations and warranties by Power Play contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

(ii) Power Play shall have performed and complied with, in all material respects, all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing Date, unless SGI provides a waiver of such covenant, agreement or condition in writing.

(iii) On or before the Closing Date, the stockholders of Power Play shall have approved, in accordance with Nevada corporate law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and authorized all of the necessary and proper action to enable Power Play to comply with the terms of the Agreement.

(iv) Power Play will have delivered all required documents to SGI, which are satisfactory to SGI for purposes of determining all assets, liens, easements, claims, rights, exemptions and other encumbrances against Power Play, identifying all aspects of ownership, such that Power Play, following the Closing Date, can demonstrate that it owns or controls the Surviving Corporation.

(v) Power Play shall have provided SGI with all requisite audited and reviewed financial statements and other information required to be included in SGI’s current report on Form 8-K to be filed within four (4) business days following the Closing Date.

(vi) Each required consent related to this Agreement or the transactions contemplated thereby was obtained and is in full force and effect.

(vii) No litigation or government inquiry is pending or threatened: (A) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (B) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement, (C) seeking to prohibit direct or indirect ownership, combination or operation by Power Play or SGI of any portion of the business or assets of SGI, or to compel Power Play or SGI to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Power Play or SGI, as a result of the transactions contemplated by this Agreement, or incur any burden, (D) seeking to require direct or indirect transfer or sale by Power Play of, or to impose material limitations on the ability of Power Play to exercise full rights of ownership of, and of the shares of common stock of SGI or (E) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Power Play or SGI or any of their respective officers or directors.

(viii) The capitalization of Power Play shall be as described in Section 4(d) and Schedule 4(d) and shall be acceptable to SGI in its sole discretion.

(ix) Ten (10) or more days shall have elapsed since the mailing of a notice required to be sent to stockholders of SGI pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, in connection with this Agreement.

Section 7. Documents At Closing And The Closing

(a) Documents at Closing. On the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(i) SGI will deliver, or will cause to be delivered, to Power Play the following:

(A) A certificate executed by the Chief Executive Officer of SGI to the effect that all representations and warranties made by SGI under this Agreement as to SGI are true and correct as of the Closing Date, the same as though originally given to Power Play on said date;

(B) A certificate from SGI, signed by its Secretary, certifying: (i) that the attached copies of SGI’s charter documents and resolutions of the Board of Directors and Stockholders of SGI approving the Agreement and the transactions contemplated herein are all true and correct and remain in full force and effect, (ii) incumbency and specimen signature of each officer of SGI executing this Agreement or any other document delivered in connection herewith on behalf of SGI (iii) the current capitalization of SGI including, without limitation, all issued shares, all convertible debt and equity securities, all options and warrants, and all other securities other than non-convertible debt securities and (iii) that SGI is in compliance with the provisions of Section 6(a)(ix);

(C) letter of resignation from the current officers and directors of SGI; and

(D) evidence of the election of the officers and directors of the Surviving Corporation as set forth and identified in Section 2(f) hereof;

(E) duly executed Certificates of Merger in the form of those attached hereto as Exhibits A and B; and

(F) all other items, the delivery of which is a condition precedent to the obligations of Power Play, as set forth in Section 6(a) hereof.

(ii) Power Play will deliver or cause to be delivered to SGI:

(A) A certificate from Power Play executed by the Chief Executive Officer or President of Power Play, to the effect that all representations and warranties of Power Play made under this Agreement are true and correct as of the Closing, the same as though originally given to SGI on said date;

(B) A certificate from Power Play, signed by its Secretary, certifying: (i) that the attached copies of Power Play’s charter documents and resolutions of the board of directors of Power Play approving the Agreement and the transactions contemplated herein are all true and correct and remain in full force and effect and (ii) incumbency and specimen signature of each officer of Power Play executing this Agreement or any other document delivered in connection herewith on behalf of Power Play and (iii) the current capitalization of Power Play including, without limitation, all issued shares, all convertible debt and equity securities, all options and warrants, and all other securities other than non-convertible debt securities;

(C) letter of resignation from the current officers and directors;

(D) duly executed Certificates of Merger in the form of those attached hereto as Exhibits A and B;

(E) all other items, the delivery of which is a condition precedent to the obligations of SGI as set forth in Section 6(b) hereof;

(F) an employment agreement with Lawrence S. Schroeder;

(G) consulting agreements with Anthony Marsiglia (or Responsive Marketing Communications, Inc., as the case may be), Ben Magee and Anthony Humphries, if such agreements are reached on mutually acceptable terms and conditions.

(iii) The Closing. The Closing shall take place at the time or place as shall be designated by the Board of Directors of Power Play and SGI after all pre-conditions have been met, but in no event later than September 30, 2007 without the written consent of Power Play and SGI; provided, however, if any stockholder or regulatory approvals are pending on September 30, 2007, then said date may be extended by either party for up to an additional sixty (60) days to secure such stockholder or regulatory approvals.

Section 8. Survival of Representations and Warranties

Notwithstanding any right of any party to investigate the affairs of the other parties, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any document delivered to one by another or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for six (6) months following the Closing Date.

Section 9. Indemnification

(a) Indemnification. For a period of six (6) months from the Closing Date, SGI and Power Play, agree to indemnify and defend each other and their respective officers, directors and stockholders with respect to, and hold such parties harmless from, any loss, liability or expense (including, but not limited to reasonable legal fees) which such parties may directly or indirectly incur of suffer by reason of, or which results, arise out of or is based upon: (a) the inaccuracy of any representation or warranty made by the other party in this Agreement or (b) the failure of a party to comply with any covenants or commitments made by that party in this Agreement.

(b) Legal Proceedings. In the event that either SGI or Power Play become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other party in writing and in full detail of the filing and of the nature of such proceeding. The other party may, at its option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If the other party elects to defend any proceeding, it shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, provided that such approval may not be withheld unreasonably by the party being indemnified. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

Section 10. Termination.

(a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

(i) by the mutual consent of SGI and Power Play;

(ii) by either SGI or Power Play if there has been a material misrepresentation, breach of warranty or breach of a covenant on the part of the other or its related parties in the representations, warranties and covenants set forth in this Agreement; or

(iii) by either SGI or Power Play if the transactions contemplated hereby have not been consummated by September 30, 2007; provided, however, if any stockholder or regulatory approvals are pending on September 30, 2007, then said date may be extended by either party for up to an additional sixty (60) days to secure such stockholder or regulatory approvals.

(b) Effect of Termination. In the event of termination of this Agreement by SGI and/or Power Play as provided in Section 10(a)(i) or 10(a)(iii), this Agreement shall become void and there shall be no liability on the part of SGI, Power Play or their respective stockholders, officers or directors.

Section 11. Miscellaneous.

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties to this Agreement.

(c) Assignment. This Agreement is not assignable except by operation of law.

(d) Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties to this Agreement shall be as follows:

To: SGI 2580 Anthem Village Drive Henderson, Nevada 89052 Attn: Lawrence S. Schroeder, CEO & President	To: Power Play 2 Watson Place Building 2, 2nd Floor Framingham, MA 01701 Attn: Michael Clebnik, CEO

with copy to: Gregory L. Hrncir, Esq. 4501 Hayvenhurst Ave. Encino, CA 91436	with copy to: Peter B. Finn, Esq. Rubin and Rudman LLP 50 Rowes Wharf, 3rd Floor Boston, MA 02110

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

(e) Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware without regard to the choice of law provisions thereof, except as to the form of any Certificate of Merger to be filed in the State of Nevada, the form of which shall be governed by Nevada law.

(f) Publicity. No press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without prior approval in writing by the other principal party, except as may be required for the purposes of meeting its disclosure obligation under United States federal and state securities laws.

(g) Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Merger and issuance of the shares of SGI common stock and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

(h) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. A facsimile signature will be considered an original signature.

(j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(k) Tax Treatment. Power Play and SGI acknowledge that they have each been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

(l) Expenses. Unless earlier terminated pursuant to Section 10, the Surviving Corporation shall be responsible for payment of all expenses with respect to the acquisition and any services provided to consummate the acquisition. If this Agreement is terminated pursuant to Section 10 prior to the Closing Date, the parties shall be responsible for payment of all of their own expenses associated with the transactions contemplated herein.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

POWER PLAY DEVELOPMENT CORPORATION

By:  /s/ Michael Clebnik

Michael Clebnik, CEO
Hereunto Duly Authorized

STRATEGIC GAMING INVESTMENTS, INC.

By:  /s/ Lawrence S. Schroeder

Lawrence S. Schroeder, CEO & President
Hereunto Duly Authorized

The following Principal Stockholders
have read this Agreement and Plan
of Merger and hereby acknowledge,
accept and agree to the terms and
conditions of this Agreement and
Plan of Merger

/s/ Alan Miller	/s/ Lawrence S. Schroeder
Alan Miller	Lawrence S. Schroeder

/s/ Roy Evans	/s/ Jason F. Griffith
Roy Evans	Jason F. Griffith

/s/ Michael Clebnik
Michael Clebnik

DISCLOSURE SCHEDULES

OF

POWER PLAY DEVELOPMENT CORPORATION

TO

AGREEMENT AND PLAN OF MERGER

JULY 24, 2007

The following schedules (“Schedules”) contain the disclosures to be made by Power Play Development Corporation (“Power Play” or the “Company”), pursuant to the Agreement and Plan of Merger dated July 20, 2007 and the parties defined therein (the “Agreement”). If, and to the extent, any information required to be furnished in any Schedule is contained in any other Schedule, such information shall be deemed to be included in all Schedules in which the information is required to be included to the extent it reasonably appears that such information belongs on such other schedule. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Agreement.

Schedule 4(a)(i): NLOP, Inc., a Delaware corporation. NLOP, Inc. is a wholly owned subsidiary.

Schedule 4(a)(i): None

Schedule 4(d)(i): Attached is Power Play’s Capitalization Table as of the date hereof.

Schedule 4(d)(ii): None, except for the 2006 Stock Option Plan approved by the Power Play Stockholders, authorizing up to 5,000,000 shares to set aside and issued by the Power Play Board of Directors.

Schedule 4(b)(iii): Pursuant to Power Play’s Confidential Private Placement Memorandum (the “PPM”) dated as of May 24, 2007, the Company indicated that it would file a registration statement on Form SB-2 within four (4) to six (6) months after the closing of the offering being conducted under the PPM, with the right and discretion of the Board of Directors, to delay the offering for up to a maximum of twelve (12) months if the Board determined that it would be in the best interests of the Stockholders and investors in the offering to delay the filing.

Schedule 4(f): None.

Schedule 4(g): None.

Schedule 4(h): None

1

Schedule 4(i): Power Play Development Corporation and NLOP, Inc. have both filed extensions for state and federal tax returns for the year ended 12/31/2006. The total tax liability associated with those returns is expected to be less than $10,000.

Schedule 4(k): The following is a list of the Power Play Material Agreements:

Name of Party	Title of Contract	Contract Date
Accord Corporation	Insurance	3/7/2007

Boss Dev	Project Statement of Work for Poker Creations, Inc.	5/1/2006

Casion Media Group	Development, Hosting and Application Services Agreement	March, 2007

Gambler	Development, Hosting and Application Services Agreement	1/7/2007

The Walden Asset Group, LLC	Master Equipment Lease; Equipment	6/27/2007

Victory Lane Players Club Limited	Development, Hosting and Application Services Agreement

Schedule 4 (m): The Power Play Tangible Assets consist of: software licenses licensed from Oracle, Inc. consisting of 6 DB-EE, 4 DB-Patitioning, 6 DB-Diag, 6 DB-Tuning and support.

Schedule 4(n): None.

Schedule 4(g): See Schedule 4(m).

2

Schedule 4(r):

Employee	Title	Current Monthly Salary
Michael Clebnik	CEO	$12,500.00

Todd Wildman	Director of Network Operations	$ 7,916.67

Kevin Vonasek	Chief Technology Officer	$ 8,000.00

Roy Evans	Vice President/CFO	$ 8,333.00

Katie Dylewicz	Creative Director	$ 3,533.33

Mike Miner	Director of Sales & Marketing	$ 5,091.67

Jim Dorval	Director of Quality Assurance	$ 7,616.60

Alan Miller	President	$ 8,333.00

Schedule 4(s): Employees are provided Health Insurance by the Company at an average cost of approximately $1,200. Employees who have coverage through a family member are allowed to opt out of Company provided insurance and are paid an addition $300 per month.

Schedule 4(t): The Company maintains Workers Compensation, Employers Liability, Business Personal Property, Commercial General Liability, Property Broadening endorsement (includes hardware and software) and Business Interruption insurance.

Schedule 4(u): The Company’s poker platform is called CUPID™. The Company owns and operates CUPID 1.0 and CUPID 2.0. In addition, the Company has acquired the following licenses from Oracle: 6 DB-EE, 4 DB-Patitioning, 6 DB-Diag, 6 DB-Tuning and support.

3

Power Play Development Corporation
Capitalization Table
July 18, 2007

Cert. No.	# Shares	Share Listing	Address 1		City	St	Zip
1008	5,247,000	Alan Miller	4 Owl Drive		Sharon	MA	02067
1009	27,500	Joseph Spaziani	P.O. Box 1394		Saugus	MA	01906
1010	363,000	Dino Moustakis	14 Columbia Rd		Danvers	MA	01902
1011	27,500	Jamie Russo	P.O. Box 365		Revere	MA	02151
1012	220,000	Jessica Miller	4 Owl Drive		Sharon	MA	02067
1013	220,000	Heidi Miller	4 Owl Drive		Sharon	MA	02067
1014	220,000	Bonnie Miller	4 Owl Drive		Sharon	MA	02067
1015	3,663,000	Roy A Evans	1 Chase Drive		Sharon	MA	02067
1016	183,337	Florence Schemer	4092 South Corrientes Court		Jacksonville	FL	32217
1017	220,000	Roy A. Evans, Custodian for Luke Evans under MA/UTMA	1 Chase Drive		Sharon	MA	02067
1018	220,000	Roy A. Evans, Custodian for Liza Evans under MA/UTMA	1 Chase Drive		Sharon	MA	02067
1019	220,000	Wendy Evans	1 Chase Drive		Sharon	MA	02067
1020	11,000	Howard Zymet	9 Surrey Lane		Livingston	NJ	07039
1021	11,000	Ray Leonard	84 Cannon Ball		Sharon	MA	02067
1022	183,337	Kathy Raymond	1259 Moon Vision Street		Henderson	NV	89052
1023	115,500	Peter Finn	117 Tudor Road		Needham	MA	02492
1024	55,000	William Grinker	21 Woodward Road		Framingham	MA	01701
1025	55,000	Robert Bossman	32 Laurus Lane		Newton	MA	02459
1026	55,000	Allan Clebnik	86 Dale Street		Brookline	MA	02146
1027	55,000	David Schwartz	363 Brookline Street		Newton	MA	02459
1028	183,337	Edward Greene	P.O. Box 1429		Coventry	RI	02816
1029	229,163	Sebastian Birrittieri	503 East 2nd Street		South Boston	MA	02127
1030	183,337	Francis "Frank" K. Matthews	12 Anderson Street		Peabody	MA	01960
1031	229,163	Robert Mirabito	11 Langlee Road		Hingham	MA	02043
1032	91,663	Jeff Calkins	175 West 93rd Street	Apt. 9K	New York	NY	10025
1033	229,163	Joseph Bevilacqua	5207 Las Palmas Norte		Fort Myers	FL	33903
1034	229,163	Victoria Cattel	50 Wolcott Road		Elmwood	CT	06110
1035	229,163	Regina Brown	5 Sun Ridge Lane		Cromwell	CT	06416
1036	183,337	The Ultimate, Inc.	168 Newbury Street - Rt 1 South		Peabody	MA	01960
1037	183,337	Theresa Festa	7 East Border Circle		Medford	MA	02155
1038	91,663	Mathew Gandolfo	76 Victoria Street		Revere	MA	02151
1039	183,337	John Curley, Jr.	1 Jason Lane		Peabody	MA	01960
1040	300,597	The Finder Family Trust dated 10-25-92, Gary R. Finder, Trustee	3844 Hayvenhurst Drive		Encino	CA	91436
1041	300,597	Alan Schneider & Angel Schneider JT Ten	345 Bentel Avenue		Los Angeles	CA	90049
1042	181,500	Kevin J. Thomson	123 Charles Street, Apt. 2		Boston	MA	02114
1043	93,500	Brian K. Wien	17 Claridge Drive		Allentown	NJ	08501
1044	137,500	Gary S. Siegel	67 Avon Circle		Needham	MA	02494
1045	88,000	John J. Eleftherakis	9 Russet Lane		Lynnfield	MA	01940
1046	137,500	Frank Viola	546 East Broadway		Boston	MA	02127
1047	55,000	Eugene S. Trioli	9 Farragut Road		Swampscott	MA	01907
1048	55,000	Jean Sutherland	129 Pine Lane		Westwood	MA	02090
1049	77,000	John Packet	129 Pine Lane		Westwood	MA	02090
1050	275,000	KBK Ventures, Inc.	25227 Grogans Mill Rd Suite 125		The Woodlands	TX	77380
1051	1,100,000	Telebet LLC	300 Ocean Avenue		Revere	MA	02151
1052	82,500	Todd Wildman	88 Power Road		Westford	MA	01886
1053	82,500	Jim Dorval	23 Esther Drive		Milford	MA	01757
1054	330,000	Robin Neff	43 Peregrine Rd		Newton	MA	02459
1055	825,011	Alfred "Al" J. Matthews III	25 Brentwood Drive		South Peabody	MA	01960
1056	1,237,500	Kevin Vonasek	797 Washington Street	Apt. 1A	Brookline	MA	02446
1057	1,273,613	Michael Clebnik	43 Peregrine Rd		Newton	MA	02459
1058	183,337	Don Dickerman	168 Newbury Street - Rt 1 South		Peabody	MA	01960
1059	1,283,337	Murray Zung	24 Overhill Road		New Rochelle	NY	10804
1060	198,000	Edward J. Adler	20 Payson Road		Brookline	MA	02467
1061	330,000	Lester Morovitz	150 Lynnway Apt 701		Lynn	MA	01902
1062	1,499,685	Stephen Happas	346 Washington St #335		Braintree	MA	02184
1063	44,000	Matthew Matros	492 Henry Street		Brooklyn	NY
1064	33,000	Matthew McCarthy	353 W. 2nd Street Unit #1		South Boston	MA	02127
1065	66,000	Vincent J. DiMento	7 Faneuil Hall Marketplace		Boston	MA	02109
1066	39,600	James A. Berluti	7 Faneuil Hall Marketplace		Boston	MA	02109
1067	26,400	DiMento Family Trust	7 Faneuil Hall Marketplace		Boston	MA	02109
1068	88,000	Russell Rosenblum	5211 Hampden Lane		Bethesda	MD	20814
1069	66,660	Paul Ross	118 Main Street		Watertown	MA	02472
1070	91,663	M.D. Evans	78359 Sidney Road		Folsom	LA	70437

	24,200,000	Subtotal: NLOP, Inc. Exchanging Shareholders

1071	1,000,000	Minnesota Venture Capital, Inc.	80 South 8th Street	Suite # 900	Minneapolis	MN	55402
1072	2,300,000	St Paul Venture Fund, LLC	7900 International Dr.	Suite # 200	Bloomington	MN	55425

	3,300,000	Subtotal: Rule 504 Private Placement

1

1073	666,667	Dave & Nick, LLC	1358 Fruitville Rd., # 210		Sarasota	FL	34236
1074	100,000	Brian Koontz	8441 Big Buck Ln		Sarasota	FL	34240
1075	166,667	Robert L. Koontz	8400 Big Buck Ln		Sarasota	FL	34240
1076	166,667	Joel N. Wantman	16320 Castello Ct.		Delray Beach	FL	33484
1077	66,667	James A. Miraz, Sr.	18001 Sheldon Rd.		Middleburg Hts	OH	44130
1078	30,000	Thomas A. Verica	7135 Kingston Ct.		University Pk.	FL	34201
1079	30,000	Joseph Falcone	402 Wyntre Lea Dr.		Bryn Mawr	PA	19010
1080	66,700	Antonio Dajer	59 Calle Kings Ct.	Apt # 302	San Juan	PR	00911
1081	173,334	Stephen Guarino	3 Downe Circle		Medford	NJ	08055
1082	66,666	Tom Guarino	249 Amberfield Dr.		Mt. Laurel	NJ	08054
1083	66,666	Louis Schiliro	54 Lenox Drive		Hainesport	NJ	08036
1084	66,666	Jonathan Denker	142 Montrose		St Simons Island	GA	31522
1085	133,333	Vincent J. DiMento, Trustee of DiMento Family Ventures Trust	7 Faneuil Hall Marketplace		Boston	MA	02109
1086	200,000	James A. Berluti	7 Faneuil Hall Marketplace		Boston	MA	02109
1087	35,000	Herbert D. Buchine	22 Randolph Street		Canton	MA	02021
1088	166,667	Selwyn H. Cain	767 Harbor Drive (winter address)		Boca Raton	FL	33431
1089	666,667	Michael R. Hough	33 Stonefield Road		Avon	CT	06001
1090	333,333	The Finder Family Trust	3844 Hayvenhurst Drive		Encino	CA	91436
1091	333,333	Alan and Angel Schneider Trust dated 10/25/91	345 Bentel Avenue		Los Angeles	CA	90049
1092	200,000	Roberta Miller	4201 N. Ocean Blvd.		Boca Raton	FL	33431
1093	166,667	Russell Rosenblum	5211 Hampden Lane		Bethesda	MD	20814
1094	83,333	Matthew Matros	492 Henry Street		Brooklyn	NY	11231

			c/o Kurt Gubler, Schacke Financial Services, An
1095	1,333,333	Garnham Technologies S.A.	Schanzengraben 24, CH-8002 Zurich Switzerland

			c/o Kurt Gubler, Schacke Financial Services, An
1096	666,667	Hilpan Trade & Finance Corp.	Schanzengraben 24, CH-8002 Zurich Switzerland

1097	333,333	Robert Mirabito	11 Langlee Road		Hingham	MA	02043
			40 Heath Hill Street
1098	166,667	Peter Gyenes, TTEE of the Peter Gyenes Rev. Trust dated 7/19/1995			Brookline	MA	02445
1099	166,667	Vincent Muscolino	110 Albee Drive		Braintree	MA	02184
1100	14,966	Peter B. Finn	117 Tudor Road		Needham	MA	02492

	6,666,666	Subtotal: Private Placement Purchasers

1101	10,000	Barry Silver	40 Berndt Drive		Attleboro	MA	02703
1102	47,000	David Maltz	50 Hudson Road		Canton	MA	02021

	57,000	Subtotal: Additional Issuances

1103	500,000	Hilpan Trade & Finance Corp.	Schanzengraben 23, Zurich, 8002 Switzerland
1104	200,000	Royce International S.A.	Schanzengraben 23, Zurich, 8002 Switzerland
1105	100,000	I. Peter Shaevel	44 Allen Avenue		Waban	MA	02468
1106	166,667	Kenneth B. Shaevel	2308 Georginia Ave.		Santa Monica	CA	90402
1107	166,667	Martin J. Shaevel and Jacqueline Shaevel	120 Seaver Street, Unit B201		Brookline	MA	02445
1108	66,667	Brett Blogg	16044 Knapp Street		North Hills	CA	91343
1109	66,667	M & A Trust dated 12/1/03, Issac Michael Bergman, Trustee	10262 Monte Mar Drive		Los Angeles	CA	90064
1110	66,667	Paul & Alexandra Bergman Family Trust, Paul Bergman, Trustee	2243 Selby Ave.		Los Angeles	CA	90064
1111	166,667	Vincent Muscolino	110 Albee Drive		Braintree	MA	02184
1112	266,667	Neil J. Herman	928 Gulfstream Court		Weston	FL	33327
1113	166,667	Peter Gyenes, TTEE of the Peter Gyenes Rev. Trust dated 7/19/95	40 Heath Hill Street		Brookline	MA	02445
1114	166,667	Robert S. Mirabito	11 Langlee Road		Hingham	MA	02043
1115	166,667	Barry F. Winer	5 Lorra Road		Newton	MA	02459
1116	166,667	Hilary Musser	137 Woodbridge Road		Palm Beach	FL	33480
1117	166,667	Bernard Berkowitz	6 Kircher Road		Saratoga Springs	NY	12866
1118	33,333	John H. Finley III	35 Spooner Road		Chestnut Hill	MA	02467
1119	33,329	Peter B. Finn	117 Tudor Road		Needham	MA	02492

	2,666,666	Subtotal: Private Placement Purchases at .15¢per share

1120	500,000	Apollo Nominees Incorporated	Suite 100, One Financial Place, Lower Rock		St. Michaels, Barbados
1121	500,000	Andrew L. Stern	1691 Main Street		Cotuit	MA	02635
1122	125,000	David Burmon	c/o The Walden Asset Group, LLC, 1 Hollis Street		Wellesley	MA	02482

	1,125,000	Subtotal: Private Placement Purchases at .20¢per share

	38,015,332	TOTAL COMMON STOCK ISSUED*

*Does not include: (i) 5,000,000 shares allocated to the Power Play Development Corporation Stock Option Plan or (ii) warrant issued to Hilpan Trade & Finance Corp. to purchase 500,000 shares of Common Stock at 0.001¢ per share expiring January 8, 2016.

2

Power Play Development Corporation
Stock Option Schedule
July 18, 2007

					Shares	Exercise
	Name	Date of Grant	Type of Grant	Shares of Grant	Exercised	Price
1	Todd Walderman	12/15/2006	NSO	10,080	0	$0.15
2	Bob Williams	12/15/2006	NSO	10,080	0	$0.15
3	Martin Lowenthal	12/15/2006	NSO	400,000	0	$0.15
4	Michael Clebnik	12/15/2006	ISO	888,892	0	$0.15
5	Todd Wildman	12/15/2006	ISO	381,012	0	$0.15
6	Jim Dorval	12/15/2006	ISO	275,032	0	$0.15
7	Kevin Vonasek	12/15/2006	ISO	512,496	0	$0.15
8	Katie Dylewicz	12/15/2006	ISO	50,024	0	$0.15
9	John R. Magill	3/1/2007	NSO	15,000	0	$0.15
10	Greg J. Micek	3/1/2007	NSO	15,000	0	$0.15
11	Patrick Smith	3/1/2007	NSO	15,000	0	$0.15
12	Michael Miner	3/1/2007	ISO	250,020	0	$0.15
13	David Burmon	6/15/2007	NSO	100,000	0	$0.20
14	Kent Anderson	7/5/2007	NSO	10,000	0	$0.20
15	Martin Lowenthal	7/5/2007	NSO	116,667	0	$0.20
16	Katie Dylewicz	7/5/2007	ISO	75,000	0	$0.20
17	Jim Dorval	7/5/2007	ISO	50,000	0	$0.20
18	Todd Wildman	7/5/2007	ISO	50,000	0	$0.20
19	Stephen Happas	7/5/2007	NSO	35,000	0	$0.20
20	Peter Finn	7/5/2007	NSO	50,000	0	$0.20
21	Michael Clebnik	7/5/2007	ISO	450,000	0	$0.20
22	Kevin Vonasek	7/5/2007	ISO	200,000	0	$0.20
23	Alan Miller	7/5/2007	ISO	100,000	0	$0.20
24	Roy A. Evans	7/5/2007	ISO	300,000	0	$0.20
	Total Number of Stock Options Granted			4,359,303

1

DISCLOSURE SCHEDULES

OF

STRATEGIC GAMING INVESTMENTS, INC.

TO

AGREEMENT AND PLAN OF MERGER
JULY 24, 2007

Schedule 3(a): Organization and Good Standing and Subsidiaries

(i) Strategic Gaming Investments, Inc., a Delaware corporation (Parent Company).

(ii)  Strategic Gaming Investments, Inc., a Nevada corporation (wholly-owned subsidiary).

(iii) The Ultimate Poker League, Inc, a Nevada corporation (wholly-owned subsidiary).

Schedule 3(c): Approval of Merger; Meeting of Stockholders:

(i) Board Resolution approving merger (attached).

1

Schedule 3(d):

(i) Capitalization Table.

Outstanding Common Stock

Date	Amount

7/16/2007	9,572,137

Outstanding Convertible Notes Payable
		($)	Conversion	Associated
Date	Name	Amount	Rate	Shares
11/8/2006	VC Partners	60,000	0.40	150,000
12/19/2006	Steve Romania	30,000	0.40	75,000
12/26/2006	Greg Woods	30,000	0.40	75,000
1/16/2007	Ken Olson	30,000	0.40	75,000
1/17/2007	Steve Romania	30,000	0.40	75,000
2/6/2007	Ken Olson	10,000	0.40	25,000
2/9/2007	Maren Reinsurance	30,000	0.40	75,000
2/12/2007	Ken Olson	20,000	0.40	50,000
2/19/2007	Ken Olson	10,000	0.40	25,000
2/26/2007	Maren Reinsurance	12,500	0.40	31,250
3/12/2007	Ken Olson	12,500	0.40	31,250
3/16/2007	Maren Reinsurance	12,500	0.40	31,250
4/26/2007	Ken Olson	10,000	0.40	25,000
4/30/2007	Maren Reinsurance	17,500	0.40	43,750
5/15/2007	VC Partners	7,500	0.40	18,750
5/17/2007	Maren Reinsurance	11,250	0.40	28,125
5/30/2007	Ken Olson	3,750	0.40	9,375
6/1/2007	Ken Olson	9,250	0.40	23,125
6/1/2007	Maren Reinsurance	13,000	0.40	32,500
6/15/2007	Maren Reinsurance	7,500	0.40	18,750
6/19/2007	Ken Olson	7,500	0.40	18,750
7/2/2007	TBD	15,000	0.40	37,500
		$374,750		936,875

2

Outstanding Warrants
		(#)	Exercise
Date	Name	Amount	Price
11/8/2006	VC Partners	60,000	0.40
12/19/2006	Steve Romania	30,000	0.40
12/26/2006	Greg Woods	30,000	0.40
1/8/2007	Kenneth D. and Valera A. Olson	150,000	0.35
1/8/2007	Bob Shepard	150,000	0.35
1/8/2007	Greg Woods	100,000	0.35
1/8/2007	Steve Romania	100,000	0.35
1/16/2007	Ken Olson	30,000	0.40
1/17/2007	Steve Romania	30,000	0.40
2/6/2007	Ken Olson	10,000	0.40
2/9/2007	Maren Reinsurance	30,000	0.40
2/12/2007	Ken Olson	20,000	0.40
2/19/2007	Ken Olson	10,000	0.40
2/26/2007	Maren Reinsurance	12,500	0.40
3/12/2007	Ken Olson	12,500	0.40
3/16/2007	Maren Reinsurance	12,500	0.40
4/26/2007	Ken Olson	10,000	0.40
4/30/2007	Maren Reinsurance	17,500	0.40
5/15/2007	VC Partners	7,500	0.40
5/17/2007	Maren Reinsurance	11,250	0.40
5/30/2007	Ken Olson	3,750	0.40
6/1/2007	Ken Olson	9,250	0.40
6/1/2007	Maren Reinsurance	13,000	0.40
6/15/2007	Maren Reinsurance	7,500	0.40
6/19/2007	Ken Olson	7,500	0.40
7/2/2007	TBD	15,000	0.40
		889,750

3

Outstanding Options
		(#)	Exercise
Date	Name	Amount	Price
5/29/2007	Lawrence S. Schroeder	300,000	0.50
5/29/2007	Ben Magee	300,000	0.50
5/29/2007	Jason F. Griffith	300,000	0.50
5/29/2007	Gregory Hrncir	300,000	0.50
5/29/2007	Anthony Marsiglia	300,000	0.50
5/29/2007	Christopher Flaherty	100,000	0.50
6/19/2007	Richard Newman	75,000	0.50
6/19/2007	David Browder	25,000	0.50
6/30/2007	Woody Brown	130,000	0.50
6/30/2007	Anthony Humphrys	25,000	0.50
7/16/2007	James Hammond	45,000	0.50
		1,900,000

4

Schedule 3(f): No material adverse changes.

(i) On April 16, 2007, the Company entered into a Settlement and Mutual Release Agreement (“Agreement”) with Neolink Wireless, Inc. (“Neolink”) and Donald Beck. The purpose of the Agreement was to unwind the Merger and Share Exchange Agreement between Neolink and the Company dated January 5, 2007.

(ii) On May 29, 2007, the Company’s Board of Directors approved the 2007 Stock Option and Incentive Plan.

(iii) As outlined in the capitalization table, attached as Schedule 3(d), the Company has issued convertible promissory notes in the aggregate principal amount of $254,750 during the six months ended June 30, 2007.

(iv) Executed employment agreements with Lawrence Schroeder, Anthony Marsiglia, Jason Griffith and Ben Magee.

Schedule 3(g): Approvals and permits.

(i) State of Nevada Business License - Strategic Gaming Investments, Inc., a Delaware Corporation.

(ii) State of Nevada Business License - Strategic Gaming Investments, Inc., a Nevada Corporation.

(iii) State of Nevada Business License - The Ultimate Poker League, Inc., a Nevada Corporation.

(iv) City of Henderson Business License - Strategic Gaming Investments, Inc., a Delaware corporation - application in progress.

(v) City of Henderson Business License - The Ultimate Poker League, Inc., a Nevada corporation.

Schedule 3(h): Actions and Proceedings.

(i) On March 7, 2006, Mark Newburg and Arnoldo Galassi jointly filed a complaint in District Court, Clark County, Nevada, Case No. A500824, Dept. 1, against Left Right Marketing Technology, Inc. (the former name of Strategic Gaming Investments, Inc.) alleging, among other things, breach of contract. The litigation remains outstanding.

5

Schedule 3(i): Taxes.

(i) Federal tax returns for 2004, 2005 and 2006 are outstanding for Strategic Gaming Investments, Inc. Each will be filed by August 15, 2007.

Schedule 3(k): Agreements.

(i) Convertible notes and accompanying warrants in the original principal amount of $389,750.  The foregoing consists of 23 separate agreements with five (5) individuals/entities. All agreements are in identical format.

(ii) Employment agreements with Messrs. Schroeder, Griffith, Marsiglia and Magee.

(iii) Note and Warrant Purchase Agreement between the Company and various parties.

(iv) Engagement Letter Agreement between the Company and Oak Street Partners, LLC.

(v) Retainer Agreement between the Company and Gregory L. Hrncir.

Schedule 3(m): SGI Tangible Assets.

(i) Not applicable.

Schedule 3(n): Liabilities.

(i) Accounts payable - $93,000

(ii) Loans:

  a. Shareholders - $125,000
  b. Third parties - $389,750

(iii) Deferred officers’ compensation - $98,000

(iv) Past LRMT debt (both items below unlikely to require payment)

a. Accounts payable - $65,000
b. Accrued payroll - $461,000

Schedule 3(q): Intangible assets.

(i) Not applicable.

6

Schedule 3(r): Employees and consultants.

(i) Lawrence S. Schroeder

(ii) Jason F. Griffith

(iii) Benjamin Magee

(iv) Anthony Marsiglia

(v) Tony Humphreys - Consultant

(vi) Gregory L. Hrncir - Outside Counsel

(vii) Oak Street Partners, LLC - Consultant

Schedule 3(s): Employee benefit plans; labor matters.

(i) Not applicable.

Schedule 3(t): Insurance policies.

(i) The Company has a general liability insurance policy through American Family Insurance relating to its leased office space.

Schedule 3(u): Intellectual property.

(i) Not applicable.

7